Exhibit 3(a)(1)
                         THE BLACK & DECKER CORPORATION

                             ARTICLES OF RESTATEMENT

         The  Black  &  Decker   Corporation,   a  Maryland   corporation   (the
"Corporation"), hereby certifies as follows:

     FIRST:    The Corporation  desires to restate  its Charter as  currently in effect.

     SECOND:   The provisions set forth in these Articles of Restatement  (these
"Articles") are all the provisions of the Charter of the Corporation (the "Charter") currently in effect:

          I.   The name of said corporation is "THE BLACK & DECKER CORPORATION."

          II. The purpose for which and for any of which the Corporation is formed, and the business and objects to be carried on and promoted by it are as follows, to-wit: to carry on a general machine and manufacturing business; to manufacture, sell, or otherwise dispose of all manner and kinds of machinery, engines and trucks, and conduct a general machine repairing business; to purchase, own, hold, lease, convey, mortgage, pledge, transfer or otherwise acquire or dispose of lands, water rights, mills, factories, buildings and other structures; and all other property, both real and personal, of every class and description, or any interest therein necessary or desirable for the carrying on of the aforesaid object; to acquire, by purchase, lease, or otherwise, the property rights, business, good will, franchises and assets of every kind of any corporation, association, firm or individual, carrying on, in whole or in part, the aforesaid business or any other business in whole or in part that the Corporation may be authorized to carry on, and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof, and to pay for any property rights, business, good will, franchises and assets so acquired in the stock, bonds, or other securities of the Corporation or otherwise; to apply for, acquire, hold, use, sell, mortgage, license, assign, or otherwise dispose of letters patent of the United States or any foreign country, and any and all patent rights, licenses, privileges, inventions, improvements, processes and trademarks relating to or useful in connection with any business carried on by the Corporation; to carry on any other business, whether manufacturing or otherwise, which may be calculated directly or indirectly to effectuate the aforesaid objects or to facilitate it in the transaction of any other business that may be calculated directly or indirectly, to enhance the value of its property and rights. The business which the Corporation is to carry on is from time to time to do any one or more of the acts and things hereinbefore set forth, provided that in the transaction of its business the Corporation shall be subject to the laws and statutes of each state or foreign country in which the same may be transacted or its property may be located.

          III. The present post office address of the place at which the principal office of the Corporation is located in this State is 701 East Joppa Road, Towson, Baltimore County, Maryland 21286.



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          The present  resident  agent of the  Corporation  is Barbara B. Lucas, whose post office address is c/o The Black & Decker Corporation, 701 East Joppa Road, Towson, Maryland 21286. Said resident agent is a citizen of the State of Maryland and actually resides therein.

          IV. The total number of shares of stock of all classes that the Corporation has authority to issue is one hundred fifty-five million (155,000,000). One hundred fifty million (150,000,000) shares shall be Common Stock of the par value of fifty cents ($0.50) per share, having an aggregate par value of seventy-five million dollars ($75,000,000), and five million (5,000,000) shares shall be Series Preferred Stock without par value. The Series Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Series Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Series Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.

          V. At the time of the adoption of this restatement the Corporation has eight (8) Directors, whose names are as follows:

                               Nolan D. Archibald
                               Norman R. Augustine
                                Barbara L. Bowles
                                Malcolm Candlish
                              Alonzo G. Decker, Jr.
                                  Anthony Luiso
                                 Mark H. Willes
                             M. Cabell Woodward, Jr.

          VI. The management of the property, business and affairs of the Corporation shall be vested in the Board of Directors, who shall dictate its general business policy, and, subject to any provisions of statute or to vote of its stockholders, determine all matters and questions pertaining to its business affairs.

          The Board of Directors shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account or book or document of the


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Corporation  except as  conferred  by the law and  statutes  of  Maryland  or as authorized by the Board of Directors or by a resolution of the stockholders.

          The Board of Directors shall have the power in its discretion to sell, lease or otherwise dispose of any real estate, leasehold or personal property belonging to the Corporation, and to authorize the President or Vice President to execute such deeds, leases or other instruments which may be requisite.

          The above granted powers to the Corporation and to the Board of Directors thereof are in furtherance and not in limitation of the general powers conferred by law upon the directors and the Corporation.

          VII. The following provisions for the regulation of the business and conduct of the affairs of the Corporation are hereby made:
               1. The holders of shares of capital stock of the Corporation of any class shall have no preferential, preemptive or other right, as stockholders, to subscribe for or purchase any proportionate or other part of any issue of additional capital stock of any class, now or hereafter authorized, which may be issued by the Corporation, whether issued for money, for a consideration other than money or otherwise, except such right, if any, as may be conferred by the Board of Directors in authorizing such issuance.

               2. The Board of Directors shall have the right from time to time to authorize and direct the purchase by the Corporation of shares of its outstanding capital stock of any class, whether for retirement or otherwise, as they may determine. This right, however, is subject (1) to the laws of the State of Maryland, in force at the time such right may be exercised, with regard to the purchase by a corporation of its own stock, and (2) to the provisions of the Articles of Incorporation of the Corporation as heretofore and hereafter amended.

               3. The Board of Directors shall have absolute discretion to determine, from time to time, what sum shall be retained as working capital for the Corporation, out of its surplus profits, before the declaration of any dividend upon the Common Stock, and the stockholders shall have no right to insist upon the distribution of any part of any profits so reserved by the Board of Directors.

               4. No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by reason of the fact that any one or more of the Board of Directors of the Corporation is or are interested in, or is a director or officer of such other corporation, and any Director may be a party to or may be interested in any contract or transaction of the Corporation, or in which the Corporation is interested, and no such contract or transaction shall be affected or invalidated by reason thereof.


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          VIII.To the fullest  extent  permitted  by  Maryland law, as it may be amended from time to time, no person who at any time was or is a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.

     THIRD:    The  restatement  of the Charter has been approved by a majority of the entire Board of Directors.

     FOURTH:   The Charter is not amended by these Articles.

     FIFTH:    The current  address of the principal  office  of the Corporation is set forth in Article SECOND Section III.

     SIXTH:    The  name  and  address  of  the  current resident  agent  of the
Corporation are set forth in Article SECOND Section III.

     SEVENTH: The Board of Directors of the Corporation has the number of members set forth in Article SECOND Section V. The names of those currently serving as directors of the Corporation are set forth in Article SECOND Section V.

     IN WITNESS WHEREOF, The Black & Decker Corporation has caused these Articles of Restatement to be signed in its name and on its behalf on this 17th day of July 1997, by its President who acknowledges that these Articles of Restatement are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles of Restatement are true in all material respects.

ATTEST:                                 THE BLACK & DECKER CORPORATION


/s/Barbara B. Lucas______               By:/s/Nolan D. Archibald_______(SEAL)
Barbara B. Lucas                             Nolan D. Archibald
Secretary                                    Chairman, President and
                                             Chief Executive Officer





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